BENNETT | THRASHER

Member: AICPA Employee Benefit Plan Audit Quality Center

Registered: Public Company Accounting Oversight Board

Member: PCPS AICPA Alliance for CPA Firms

Member: AICPA Center for Public Company Audit Firms

Member: DFK International Affiliated Offices Worldwide

January 18, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Viropro, Inc. and under the date of March 17, 2004, we reported on the financial statements of Viropro, Inc. as of and for the year ended November 30, 2003. On January 14, 2005, we resigned as the principal accountants for Viropro, Inc.

We have read Viropro, Inc.'s statements included under Item 4 of its Form 8-K dated January 18, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the statements made in section (2) under Item 4.

Very truly yours,

Bennett Thrasher PC

Bennett Thrasher PC

A Professional Corporation • *Certified Public Accountants & Consultants*
One Overton Park • 3625 Cumberland Boulevard • Suite 1000 • Atlanta, Georgia 30339
770.396.2200 • 770.390.0394 Fax • www.btcpa.net